[EXHIBIT 10.2 - AGREEMENT WITH NIGHTINGALE CONANT]
                                    AGREEMENT

      This Agreement made this ___ day of September, 1999, by and among Nightingale-Conant Corporation ("N-C") a Delaware Corporation, with its principal office located at 7300 North Lehigh Avenue, Niles, Illinois 60714, and TrueYou.com. Inc. ("TYC"), a Delaware Corporation, with its principal office located at 575 Madison Avenue, Suite 700, New York City, New York 10022.

                                    RECITALS

      1. N-C, among other things, publishes, principally as sound recordings, non-dramatic, non-fiction works, owned by or licensed to it.

      2. TYC sells, advertises, promotes and markets products through its website on the World Wide Web.

      3. TYC wants to be a distributor of N-C's products, and to engage N-C to provide fulfillment services to it. Furthermore, TYC wants to license audio and textual content from N-C's archives of sound recordings in order to market N-C's products on TYC's website.

      4. In consideration of the rights granted to it by N-C, TYC wants to transfer to N-C 90,000 shares and Robert Stuberg ('Stuberg"), an N-C employee, 10,000 shares of TYC common stock .

      5. 100,000 share of TYC stock represents approximately 2.5% percent of TYC's issued and outstanding common stock,.

      6. TYC further wishes to grant to N-C the option to purchase an additional 90,000 shares and Stuberg an option to purchase an additional 10,000 shares of TYC's common stock at a price of $1.50 per share, all on the terms and conditions contained herein.

The parties agree as follows:

                                    ARTICLE 1

                                    RECITALS

      The above recitals are hereby incorporated by reference and are made a part of this Agreement.

                                    ARTICLE 2

                                   DEFINITIONS

      The terms used below shall have the following definitions when used in this agreement:

      a. "Option Period" shall have the meaning given to it in Section 6.03.

      b. "Scripts" mean any written scripts of the Segments, now existing or made by N-C during the Term.

      c. "Segments" mean at least 1000 audio clips each of approximately 3-minute duration, selected by N-C, from its archive of sound recordings, (either owned by or licensed by N-C) and licensed to TYC hereunder.

      d. "Stock" means the 90,000 shares of TYC common stock to be delivered to N-C and 10.000 shares to Stuberg as partial consideration for the rights granted by N-C hereunder.

      e. "Term" shall have the meaning given to it in Article 7.

      f. "Territory" means the united States of America.

                                    ARTICLE 3

                           APPOINTMENT AS DISTRIBUTOR

SECTION 3.01. APPOINTMENT. Subject to the terms and conditions set forth, during the Term, N-C appoints TYC, and TYC hereby accepts appointment, as a non-exclusive distributor of N-C's products. TYC may not at any time transfer, or sub-license, any of the rights granted to it herein to any party. N-C reserves the right at any time, and from time to time, to change, modify, or discontinue any of its products, and to increase or decrease the retail prices thereof. N-C shall give TYC at least thirty days notice of any change in any of its retail prices.

SECTION 3.02. SALES OF PRODUCTS. TYC may sell products purchased by N-C through all channels of distribution, including sales made by TYC through its website.

SECTION 3.03. PURCHASE PRICE. As an N-C distributor, and provided that TYC is not in breach of any of the material provisions of this Agreement, TYC may purchase N-C's proprietary products at a discount of 70 percent off N-C's retail price, or if lower, the price charged by N-C for the same products when sold to "Fred Pryor Seminars." Section 3.04. Conditions. TYC must promptly pay N-C's invoices upon receipt. TYC must further comply with all of the rules applicable to N-C's distributors, and all applicable rules of law, statutes. and ordinances. A copy of N-C's standard distributor agreement is attached hereto as Annex 3.04. and is made a part hereof. TYC must not take any action. or omit to take any action, which causes. or may cause, any damage to N-C's reputation.

SECTION 3.05. TRADEMARKS AND TRADE NAMES. During the term of this Agreement, N-C grants to TYC a limited license to reproduce trademarks and trade names of N-C as necessary for the sole purpose of allowing TYC to fully promote and market N-C's products pursuant to the terms of this Agreement. Any and all trademarks and trade names associated with the products are and shall remain the exclusive property of N-C. If, during the term of this Agreement. a trademark is registered in the Territory, all rights in such registration shall belong to N-C, who shall also bear the costs of such registration. Whenever TYC employs any trademark of N-C to be used in any form of printed material, TYC shall place a notice of such trademark on such material as prescribed by N-C. TYC shall deliver to N-C all TYC's promotion and advertising material for N-C's approval, which will not be unreasonably withheld or delayed, prior to such promotion or advertising utilizing any of N-C's trademarks or trade names. If N-C has not given its disapproval within fourteen (14) business days after it receives the promotional or advertising material, it shall be deemed to have approved it. TYC agrees not to use any promotion or advertising that N-C rinds unsuitable in its reasonable discretion.

SECTION 3.06. MARKETING EFFORTS. TYC agrees to use its best endeavors to promote the sale of N-C's products and to act loyally to N-C in all matters involved in this Agreement.

SECTION 3.07. TAXES AND LICENSING. TYC shall: (a) pay all customs, import. excise, sales, and other similar duties and taxes payable in respect to the products shipped to TYC; (b) obtain any licenses. authorizations, permissions. and other documents, and comply with all formalities for the import, export, distribution, sale and/or other disposal of the products.

SECTION 3.08. DELIVERY. N-C shall ship the products ordered by TYC (or drop shipped pursuant to Article 4) within the normal shipping schedule established by N-C from time to time, but N-C cannot guarantee a specific shipment date. Accordingly, N-C's sole obligation to TYC shall be to ship products as promptly as reasonably practicable.

SECTION 3.09. RISK OF LOSS. Delivery shall be made F.O.B. N-C's plant. Possession of and title to all products ordered hereunder, shall be deemed to pass to TYC upon delivery to the common carrier at the point of shipment. TYC shall thereupon assume all risk of loss or damage. except for any loss resulting from the negligence of N-C. Transportation charges shall be added to TYC's price for each product and shall be paid by TYC.

SECTION 3.10. INSPECTION. TYC shall inspect all products shipped to it immediately upon arrival and shall, within seven (7) calendar days of arrival, give written notice to the common carrier and N-C of any claim for damages or shortages.

SECTION 3.11. WARRANTY AND LIMITATION of Liability. a) Warranty Disclaimer. N-C makes no warranties to TYC or any customer or other third party, express or implied, including, but not limited to, implied warranties of merchantability and fitness for a particular purpose. b) Limitation of Liability. Under no circumstances shall N-C be liable to TYC or any customer for any indirect, consequential, incidental, special or punitive damages arising out of or in connection with this agreement or the products.

                                    ARTICLE 4

                                   FULFILLMENT

      TYC hereby engages N-C to provide TYC with the following fulfillment services under the following terms and conditions:

      a. TYC shall take customer orders for N-C's products, and promptly transmit those orders to N-C for drop shipment to such customers;

      b. N-C, within a reasonably commercial time after notification from TYC, will ship orders as directed by TYC (as more fully specified in Section 3.08);

      c. N-C will furnish TYC monthly with a report of products shipped by N-C;

      d. N-C and TYC shall agree on the cost of N-C's fulfillment services and TYC agrees to promptly pay N-C's invoices for those services and shipping and related costs incurred by N-C; and,

      e. TYC assumes all credit risks, and customer bad debts in connection with sales made by TYC hereunder.

                                    ARTICLE 5

                              NON-EXCLUSIVE LICENSE

SECTION 5.01. GRANT. During the Term. N-C grants the limited, non-exclusive non-transferable license to TYC to broadcast and display Segments on TYC's website to promote the sale of N-C's products. TYC may not use, display or broadcast the Segments in any other way, nor may TYC use, display or broadcast the Segments in any other media or channel of commerce. TYC may add introductory and closing materials and edit each Segment with N-C's prior written approval, which may not be unreasonably withheld or delayed. TYC acknowledges that N-C is making the grant to it in order to publicize and promote the sale of N-C's products. TYC must not take any actions which may, either directly or indirectly frustrate such purpose. or which in any way may damage N-C's reputation, or the reputation of any of N-C's authors. TYC may not charge any fee to consumers for the receipt of the Segments on TYC's website, but TYC may convert the entire website to a paid subscription site, with at least thirty days prior notice to N-C. N-C may withdraw any Segment from this license at any time upon thirty days' notice if N-C reasonably believes the Segment is no longer appropriate for its intended purpose. If N-C withdraws any Segments. N-C shall furnish replacement Segments so that at all times during the term the license will include at least 1000 Segments. N-C further grants the right to TYC to translate the Segments into languages other than Japanese . Each such translation must faithfully and accurately represent the Segment. TYC must deliver each translation to N-C before it is published or in any way disseminated to the public. N-C shall be the owner of the copyright in and to each such translation before publication. TYC must obtain and deliver to N-C written agreements from each translator of each translated version of a Segment assigning such translator's copyright in and to such translation to N-C.

SECTION 5.02. RESERVATION OF RIGHTS. N-C reserves all rights not specifically granted to TYC. TYC may not link to N-C's website, nor may TYC frame any content from N-C's website.

SECTION 5.03. WRITTEN SCRIPTS. N-C shall provide TYC with copies of written Scripts of the Segments. N-C grants a non-exclusive, non-transferable, limited license to TYC during the Term to use, display and broadcast the Scripts on TYC's website to sell and promote N-C's products. TYC may not edit, abridge or embellish the Scripts without N-C's prior written approval which approval may not be unreasonably withheld or delayed. N-C shall furnish Scripts free of charge, provided, however, that TYC shall reimburse N-C for any costs N-C incurs in connection with any transcriptions, changes, review or formatting requested or caused by TYC. N-C further grants the right to TYC to translate the Scripts into languages other than Japanese . Each such translation must faithfully and accurately represent the Script. TYC must deliver each translation to N-C before it is published or in any way disseminated to the public. N-C shall be the owner of the copyright in and to each such translation. Before publication, TYC must obtain and deliver to N-C written agreements from each translator of each translated version of a Script assigning such translator's copyright in such translation to N-C.

SECTION 5.04. COPYRIGHT NOTICES. TYC must include a copyright notice on any of its websites which incorporate any Segments or Scripts. The notice must identify Nightingale-Conant Corporation as the owner of the Segment and Script, and the notice must contain a copyright symbol, or symbols (including a C within a circle, and where appropriate, a P within a circle) and the year of first publication.

SECTION 5.05. INDEPENDENTLY AUTHORED CONTENT. TYC is. and shall be, the owner of all content prepared by it which is an independent work of authorship, and which does not include any content from any Segment, and would not otherwise infringe on the copyright of any Segment.

                                    ARTICLE 6

                          TRANSFER OF STOCK AND OPTIONS

SECTION 6.01. TYC agrees to provide N-C and Stuberg with the stock and options contained in this Article 6.

SECTION 6.02. TRANSFER OF STOCK. Upon the execution of this agreement. TYC shall deliver to N-C a stock certificate evidencing ninety thousand (90,000) shares and Stuberg a stock certificate evidencing ten thousand (10.000) shares of TYC's common stock. registered in Nightingale-Conant Corporation's and Stuberg's names, respectively, free and clear of all liens and encumbrances. TYC shall further execute and deliver any other documents and instrument, and take any other actions, as N-C may reasonably request, in order to more fully vest in N-C and Stuberg all right. title and interest in and to those shares of Stock. TYC represents and warrants to N-C that:

            a. It has good. absolute and marketable title to the Stock, free and clear of all liens, claims, and encumbrances . There are no outstanding options, warrants, conversion privileges or other rights to purchase. acquire or issue any shares of TYC, except as disclosed in schedule 6.20a, attached.

            b. That it is a corporation duly organized and validly existing in the State of Delaware in good standing with all requisite power and authority to carry on its business as currently conducted;

            c. TYC represents and warrants that it is authorized to issue 10,000.000 shares of common stock, par value of S.001 per share. 3.855.200 of which are duly and validly issued and outstanding:

            d. It has furnished N-C with a balance sheet of TYC as of August 31, 1999, and the related statement of income and retained earnings for August 31, 1999, both certified by TYC to be accurate, true and complete;

            e. That both financial statements are in accordance with the books and records of TYC, fairly present the financial condition of TYC at such dates, and the results of its operations for the periods specified, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods, and, with regard to all contracts and commitments to TYC to reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income; and,

            f. To the best of TYC's knowledge, there are no lawsuits or administrative proceedings pending or threatened against TYC or affecting any of its properties or rights, nor is TYC, nor any of its officers or directors aware of any acts that reasonably could result in a lawsuit or administrative proceeding against TYC or effect any of its properties or rights.

SECTION 6.03. OPTION. TYC further grants to (i) N-C, or its successors and assigns the right to subscribe for a period beginning on the date hereof and ending five years thereafter (the "Option Period") and purchase at any time and from time to time at the price of $1.50 per share for each share ("purchase price") ninety thousand (90,000) shares of TYC's common stock and (ii) Stuberg the right to subscribe during the Option Period and purchase at S1.50 per share for each share and at any time and from time to time, ten thousand (10.000) shares of common stock of TYC subject to the following provisions, terms and conditions:

      a. The right to purchase granted under these options may be exercised by N-C or Stuberg as the case may be by written notice of exercise to TYC at TYC's principal office and rendering payment to TYC of the aggregate purchase price for the number of shares purchased. The shares purchased shall be deemed to by issued to N-C or Stuberg, as the case may be. as the record owner as of the close of business on the date of which notice is received by TYC and payment is made for the shares. TYC shall thereupon immediately deliver a certificate representing the shares purchased. Unless this option shall have been fully exercised. N-C or Stuberg as the case may be, it or he shall have a new option in the number of shares for which the option shall not have been exercised. exercisable under all terms and conditions contained herein.

      b. The holders of the options herein granted will have the right, at any time after TYC's initial public offering. to exchange the option. or any part thereof. for shares of common stock of TYC, on the basis that the value of the option exchanged, based on the amount by which the closing price of common stock on any day is in excess of $1.50 per share (as adjusted) times the number of options exchanged will purchase in shares of common stock at such closing market prices.

      c. The shares for which any options thereunder are exercised shall be delivered to N-C or Stuberg. as the case may be, fully paid, and non-assessable and free from all taxes, liens and charges related to the issuance of the shares. TYC further covenants and agrees that during the period within which the rights represented by this option may be exercised. TYC shall, at all times, have authorized and reserved for the purpose of issuance on transfer on exercise of this option a sufficient number of shares subject to these options to provide for their exercise.

      d. If TYC shall, at any time, subdivide the outstanding shares covered by these option into a greater number of shares, the purchase price shall be proportionately reduced and the number of shared covered by these options shall be proportionately increased. Conversely, if the outstanding shares shall be combined into a smaller number of shares, the purchase price shall be proportionately increased and the number of shares covered by these options shall be proportionately reduced. In the event of any reorganization, reclassification, consolidation, merger or sale of all or substantially all of the assets of TYC. N-C and Stuberg shall subsequently have the right to purchase and receive the security or assets that N-C or Stuberg would have received or been entitled to receive had N-C and Stuberg been a holder of an aggregate number of outstanding shares at the effective time of the reorganization. reclassification, consolidation, merger, or sale. This right shall be on the basis and terms and conditions specified in these options and shall replace the right to purchase the shares specified in these options.

SECTION 6.04. PIGGYBACK RIGHT. TYC agrees that if it proposes to register (including for this purpose a registration effected by TYC for any of its stockholders) any of its stock or other securities under the Securities .Act of 1933, as Amended (the Act) in connection with a public offering of such securities (other than a registration solely for the sale of securities to participants in a TYC stock plan) TYC shall, at such time, promptly give N-C and Stuberg written notice of such registration. Upon the written request of either or both N-C and Stuberg within 20 days after mailing of such notice, TYC shall cause to be registered all of the stock in TYC registered in the name of N-C or Stuberg, as the case may be, together with any shares covered by the options granted under Section 6.04, requested to be registered in such notice or notices. In the event that any underwriter indicates that the number of shares proposed to be sold by all selling stockholders in an excess of the number of shares which may be sold in such offering, N-C and Stuberg shall be entitled to include all of the shares which they desire to include before shares of any of the selling stockholders are included in such offering. Notwithstanding anything contained herein to the contrary. however, Stuberg and N-C agree to be subject to any "lock up agreement" required by any underwriter in a Public Offering of the Shares, which would restrict his and its rights to dispose of his and its Shares for a period not exceeding the lesser of (i) 180 days, or (ii) the shortest period which the underwriter has required for any of TYC's officers, directors or other stockholders.

6.05. TAG ALONG RIGHTS. TYC agrees to obtain the written consent of TYC stockholders Alan Gelband. and Brian Tracy (the "TYC Stockholders") upon the execution of this Agreement, to an agreement wherein each, and all of them, in a private transaction will not sell, exchange, dispose of any of their shares of stock in TYC to any person or entity not a TYC stockholder without requiring the purchaser or transferee of said stock to offer to purchase or acquire N-C's and Stuberg's stock in TYC on all of the same terms and conditions contained in the agreement of sale between the TYC Stockholder and Purchaser or acquirer.

6.06. RIGHT OF FIRST OFFER. TYC hereby grants to NC and Stuberg a right of first offer with respect to future sales by TYC of its shares of stock.

      Each time TYC proposes to offer any shares of its stock or securities convertible into or exercisable for any shares of any class of its stock ("Share") at a selling price of $1.50 per Share, or less, TYC shall first make an offering of such Shares to N-C and Stuberg in accordance with the following provisions:

      a. TYC shall deliver a notice by certified mail (`'Notice") to N-C and Stuberg stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares;

      b. Within 20 calendar days after receipt of the Notice, N-C and Stuberg may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held by N-C or Stuberg, as the case may be, bears to the total number of shares of common stock of TYC then outstanding as of the date of the Notice;

      c. The right of first offer in this section shall not be applicable (i) to the issuance or sale of common stock or options therefor) to employees of TYC pursuant to a stock option plan or restricted stock plan approved by the board of directors of TYC, (ii) to or after consummation of a bona fide. firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1, and raising gross proceeds of at least $15,000,000.00 at $5.00 per share in an aggregate, . (iii) to the issuance of securities in connection with a bona fide business acquisition of or by TYC, whether by merger, consolidation. sale of assets. sale or exchange of stock or otherwise (which acquisition has been approved by TYC's board of directors; and,

      SECTION 6.07. EFFECT OF TERMINATION. The rights granted to Stuberg and N-C in Sections 6.04. 6.05 and 6.06 shall expire in the event the Agreement terminates for any reason other than TYC's breach of this Agreement. If the Agreement terminates because of TYC's breach, all of the rights given to N-C and Stuberg in Article 6 shall survive the termination of the Agreement. The rights granted to Stuberg and N-C in Section 6.03 shall survive the termination of this Agreement for any reason other than a material breach by N-C of any of the material provisions of this Agreement.

                                    ARTICLE 7

                                      TERM

      The term of this agreement shall begin on the date hereof and shall remain in effect for 10 years thereafter (the "initial term"), and may be renewed for an additional period of 5 years by either party by written notice given to the other within 30 days before the end of the initial term, provided, however, that the party giving notice has faithfully and fully performed all of its material obligations under this Agreement.

                                    ARTICLE 8

                              N-C'S REPRESENTATIONS

      N-C represents that it owns or controls the rights in and to the Segments and Scripts and has a right to grant the licenses herein granted. It further represents that it has all requisite corporate authority to enter into and carry out and perform its obligations under this Agreement. The performance by N-C of its obligations under this Agreement does not and will not conflict with or violate any material agreement or instrument binding on N-C.

                                    ARTICLE 9

                        ADDITIONAL REPRESENTATIONS OF TYC

      In addition to the other representations made by TYC herein, TYC represents that it has all requisite corporate authority to enter into and carry out to perform its obligations under this Agreement. It further represents that performance by TYC of its obligations under this Agreement does not and will not conflict with or violate any material agreement or instrument binding upon TYC. TYC represents that no provision of its Articles of Incorporation, bylaws, Minutes, or Share Certificates. or any contract to which TYC is a party, or is otherwise bound, prevents TYC from delivering good, absolute and marketable title to TYC's capital stock as contemplated by this Agreement and the options contained herein.

                                   ARTICLE 10

                                 INDEMNIFICATION

      Each party shall indemnify the other with regard to any claim, action, demand, loss, cost, expense, liability, penalty or damages, including reasonable attorney's fees, and other costs and expenses incurred in investigating or in attempting to avoid or oppose the imposition of damages or in enforcing this indemnity, resulting from any inaccurate representation made by or on behalf of such indemnifying other party.

                                   ARTICLE 11

                                  MISCELLANEOUS

11.01. GOVERNING LAW. The construction, validity and performance of this Agreement shall be governed in all respects by the laws of the State of Illinois. Any dispute arising out of or in connection with this Agreement shall be settled exclusively and finally in the state or federal courts located within the City of Chicago, State of Illinois.

11.02. INDEPENDENT CONTRACTORS. Each party acknowledges that it is not, and shall not hold itself out as, a joint venturer, franchisee, partner, employee, servant, representative or agent of the other. It is expressly agreed that the parties hereto are acting hereunder as independent contractors, and under no circumstances shall any of the employees of one party be deemed the employees of any other party for any purpose. This Agreement shall not be construed as authority for any party to act for another party in any agency or other capacity, or to make commitments of any kind for the account of or on behalf of another party except to the extent and for the purposes expressly provided for herein.

11.03 NOTICES. Any notice required to be given hereunder shall be deemed give in writing and sent by confirmed facsimile transmission or personally delivered, or actually deposited in the United States mail in registered or certified form, return receipt requested, postage prepaid, and addressed to the notified party at the address set forth above or as changed by written notice.

11.04 ASSIGNMENT. This Agreement and the rights granted hereunder may not be assigned by either party without prior written consent of the other.

11.05. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written. negotiations, representations, commitments, writings and all other communications between the parties. This Agreement may not be released, discharged, changed or modified except by an instrument in writing signed by a duly-authorized representative of each of the parties.

11.06. CONSENT TO AMENDMENTS. This Agreement may be amended, or any provision of this Agreement may be waived; provided that any such amendment or waiver shall be binding upon a party only if set forth in a writing executed by such party and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among the parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

11.07. SEVERABILITY. Whenever possible. each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or un-enforceability, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

11.08. DESCRIPTIVE HEADINGS; INTERPRETATION. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

11.09. NO STRICT CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

11.10. TERMINATION. This Agreement may be terminated by either party, if the other:

            a. made a warranty or representation which was false or misleading in any material respect as of the date of this Agreement;

            b. fails to perform or observe any covenant or agreement contained in this Agreement, which failure shall remain un-remedied for 20 days after notice in the case of a monetary default, and for 30 days after notice, if a non-monetary default. provided however. that the Agreement may not be terminated under this Section if the breaching party begins to cure any breach, which is capable of being cured. within the 30-day period. and diligently pursues the cure, and does, if fact. cure the breach within 60 days after notice. Any breaching party who attempts to cure a breach under the preceding sentence, upon notice of termination. must give non-breaching party written description of efforts it intends to make to cure the breach and when it anticipates the breach will be cured.

            c. becomes insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of creditors, files a petition or answer or consent seeking relieve under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal. state or foreign bankruptcy law or similar law, or shall consent to the institution of proceedings thereunder or the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or custodian or similar official to take possession of any substantial part of its properties.

11.11. SAVINGS CLAUSE. If TYC breaches the Agreement solely by failing to timely pay any invoice for product purchased by TYC under Article 3, and the delinquent payment (or payments) is (or are) less than $25,000, in aggregate. N-C may terminate TYC's rights under Article 3, and pursue any remedies it may have in law or in equity, except that the other provision of this Agreement shall remain in force and effect. N-C may terminate the Agreement, after notice and applicable grace periods, if the amount of delinquent payment(s) at any time are $25,000 or more.

      This Agreement is entered into on the date and year first written above.


NIGHTINGALE-CONANT CORPORATION                      TRUEYOU.COM, INC.

By:         /s/ Vic Conant                 By:      /s/ Alan Gelband
   -------------------------------             -------------------------------
      Its President                                 Its President